                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        Date of report: March 19, 1999
            (Date of earliest event reported):          March 11, 1999
                                               --------------------------------


                              LAI WORLDWIDE, INC.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Florida                      0-22645                59-3547281
 ----------------------------        ------------            --------------
 (State or Other Jurisdiction        (Commission             (IRS Employer
       of Incorporation)             File Number)          Identification No.)


           200 Park Avenue New York, New York                  33694-0468
        ----------------------------------------               ----------
        (Address of Principal Executive Offices)               (Zip code)



                                 (212) 953-7900
                         -------------------------------
                   (Registrant's Telephone Number, Including
                                   Area Code)


                            LAMALIE ASSOCIATES, INC.
          -----------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

         The Company has entered into an Agreement and Plan of Merger with TMP Worldwide Inc., pursuant to which TMP will acquire LAI in a pooling of interests transaction.

         LAI Worldwide's operations will be combined with TMP Worldwide-owned TASA Worldwide and the combined entity will rank as one of the world's largest executive search firms. Michael Squires, currently president of TASA Worldwide, and Robert L. Pearson, LAI Worldwide's chairman and CEO, will jointly run the combined operations.

         On a pro-forma basis for calendar 1998, executive search commissions and fees for the combined entity would have been approximately $155.0 million, of which 25% would have related to searches conducted outside the U.S.

         The acquisition, which is anticipated to close in the third quarter, is expected to be accretive immediately. It is estimated that costs associated with the merger, including a non-cash charge of $2.7 million to reflect the accelerated vesting of equity incentives due LAI employees, will be approximately $6.0 million.

         Under the terms of the agreement, each share of LAI stock will be exchanged for 0.1321 shares of TMP common stock, assuming that the TMP average share price for the 20 days ending on the 2nd day prior to closing is between $42.00 and $64.00 per share. Should the 20-day average share price of TMP stock fall below $42.00 per share, unless TMP elects to terminate the acquisition, the exchange ratio will be adjusted to that obtained by dividing $5.55 by TMP's 20-day average stock price measured prior to closing. Should TMP's 20-day average share price exceed $64.00 per share, the exchange ratio will be adjusted to that obtained by dividing $8.45 by TMP's 20-day average stock price measured prior to closing, but not below that which would provide LAI shareholders with a fraction of a TMP share equal to $5.55. Based on the exchange ratio of 0.1321, TMP Worldwide expects to issue approximately 1.2 million shares, including the effect of options. The agreement is subject to customary closing conditions, including approval by the shareholders of LAI Worldwide.

          "By joining TASA and LAI's operations, we greatly strengthen our global executive search infrastructure, further solidifying our position as one of the world's leading executive search firms," said Andrew J. McKelvey, chairman and CEO of TMP Worldwide. "The addition of LAI complements TASA's already strong presence overseas. With so many foreign-based open positions controlled by U.S. companies, a large presence in the U.S. will add substantial new business opportunities to our overseas offices."

         Mr. McKelvey continued, "We are aware of LAI's past difficulties and the fact that they expect to report a loss for the fourth quarter of fiscal 1998, which will include operating and restructuring charges. However, the synergies with TASA Worldwide are great, and we expect LAI's acquisition to be immediately accretive."

         Jeff Taylor, CEO of TMP Interactive, stated: "LAI's web-based assessment tools and competency-based job profiling capabilities, will significantly boost mid-level executive search product offerings on Monster.com."

          "LAI Worldwide is an industry leader, with a reputation for providing its clients the very best in high-end executive search services," said Michael Squires, president of TASA Worldwide. Mr. Squires continued, "I am looking forward to working with Bob Pearson and the LAI team. Our TASA consultants have the highest regard for LAI and we are very excited by the opportunity of building a premium worldwide executive search practice."

         With the addition of LAI, TASA Worldwide expands and strengthens its leadership position in executive search for the financial services and technology industries. Moreover, with LAI, TASA expands its search capabilities into other important and growing industries such as health care, industrial, and consumer products.

          "We are very pleased to be associated with a company as innovative and exciting as TMP Worldwide," said Robert L. Pearson, chairman and CEO of LAI Worldwide. Mr. Pearson continued, "Recently, LAI experienced a challenging market environment. We have made the necessary decisions to turn our operations around. We believe that combining with TMP Worldwide provides the necessary catalyst to expand LAI's executive search business to the next level while maximizing shareholder value."

         The above statements include forward-looking statements based on current management expectations. Factors that could cause future results to differ from these expectations include the following: risks associated with acquisitions, competition and seasonality. Additional factors are described in the company's reports filed with the Securities and Exchange Commission.

         Founded in 1967, TMP Worldwide, has more than 4,750 employees in 19 countries. The company's clients include more than 70 of the Fortune 100 and more than 400 of the Fortune 500 companies.

         TASA has over 130 consultants operating through 12 offices in Europe, six offices in the Asia-Pacific region, six associated offices in Latin America and nine offices in the United States, which will integrate with LAI Worldwide's operations.

         LAI is one of the largest providers of executive recruiting services, offering its services exclusively on a retained basis. To help its clients meet the demands of a changing workforce in the markets it serves, LAI identifies, evaluates and recommends qualified candidates for senior executive positions primarily at Fortune 500 and large, private companies. LAI has 121 executive search consultants located in 19 offices in the United States as well as offices in London and Hong Kong.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        The Exhibits to this report are listed in the Index to Exhibits set forth elsewhere herein.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                LAI WORLDWIDE, INC.




Date:   March 19, 1999         By: /s/ Philip R. Albright
     ------------------------      -------------------------------------------
                                   Philip R. Albright, Chief Financial Officer

                               INDEX TO EXHIBITS

Exhibit Number             Description
--------------             -----------

         2.4               Agreement and Plan of Merger dated as of March 11, 1999 by and among the
                           Registrant, TMP Worldwide Inc. and TMP Florida Acquisition Corp.

         4.3               Amendment to Stockholder Rights Agreement

        99.1               Press Release
